SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 27, 2012

First Connecticut Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	333-171913	45-1496206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Farm Glen Boulevard, Farmington, Connecticut 06032
(860) 676-4600
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 7.01	Regulation FD Disclosure
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1	Summary of Material Modifications

Item 7.01	Regulation FD Disclosure

On December 27, 2012, Farmington Bank (the “Bank”), the wholly owned subsidiary of First Connecticut Bancorp, Inc. announced to its employees that it will be "hard freezing" the Farmington Bank Defined Benefit Pension Plan (the "Plan") as of February 28, 2013.  All benefit accruals under the Plan will be frozen as of that date, and no additional benefits shall accrue after such date.  The Plan currently provides benefits for full time employees hired before January 1, 2007, when the Bank "soft froze" the Plan, disallowing new entrants.  Since 2007 the Bank has enhanced its separate, 401 (k) Plan and, in 2011, introduced the Employee Stock Ownership Plan (ESOP) in conjunction with its Initial Public Offering.  All eligible Bank employees are able to participate in the 401 (k) and ESOP.

This action will serve to limit future growth in the Bank's pension liabilities.  For 2013, it is expected that the incremental decrease in pension expense will approximate $860,000.

A copy of the Farmington Bank Defined Benefit Employees’ Pension Plan Summary of Material Modifications is included as Exhibit 99.1 to this current Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description

99.1	Summary of Material Modifications

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONNECTICUT BANCORP, INC.
Registrant

December 27, 2012	By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman, President and
and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Summary of Material Modifications